Exhibit 99.2

DIRECTORS RESOLUTIONS OF

CHINA BOTANIC PHARMACEUTICAL INC.

(the “Company”)

WHEREAS:

A.	David Lazar has consented to step down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

B.	Issamar Ginzberg has consented to act as the new President, CEO, CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

C.	David Lazar stepped down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

D.	Issamar Ginzberg act as the new President, CEO, CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

Effective date: August 25, 2021

/s/ David Lazar

David Lazar

/s/ Issamar Ginzberg

Issamar Ginzberg